Exhibit 99.1

Contact:    Lily Outerbridge
   Investor Relations
   (441) 298-0760

PLATINUM UNDERWRITERS HOLDINGS, LTD.  REPORTS FINANCIAL RESULTS FOR THE THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2008

HAMILTON, BERMUDA, October 21, 2008 – Platinum Underwriters Holdings, Ltd. (“Platinum”) (NYSE: PTP) today reported a net loss of $45.3 million, or $0.99 per basic common share, for the quarter ended September 30, 2008.

The results for the quarter are consistent with previously announced ultimate loss estimates from Hurricanes Gustav and Ike of approximately $120 million, net of reinstatement premiums and tax benefit, and other-than-temporary impairments and realized losses of $18.2 million associated with certain securities held in Platinum’s investment portfolio.  The results for the quarter include net premiums earned of $280.7 million, a decrease of 3.3% from the same quarter last year, net favorable development of $32.0 million, compared with net favorable development of $13.4 million for the same quarter last year, and net investment income of $48.0 million, a decrease of 11.5% from the same quarter last year.

Michael D. Price, Chief Executive Officer, commented, “Significant catastrophe activity and the impact of the global financial crisis on our investment portfolio adversely affected our results in the quarter.  Our book value per share was $33.64 as of September 30, 2008, a decrease of 9.1% for the quarter and a decrease of 1.2% for the nine months ending September 30, 2008.”

Mr. Price added, “Our outlook for market conditions is cautiously optimistic. Given the challenging state of the credit and equity markets, we expect increasing demand for reinsurance. However, reinsurers may be reluctant to provide capacity without appropriate rate increases.  We believe we are well capitalized and have the financial strength to continue writing a significant multi-class reinsurance portfolio and buying back shares, provided the business performs as expected.”

Results for the quarter ended September 30, 2008 were summarized as follows:

• Net loss was $45.3 million, or $0.99 per basic common share.

• Net premiums written were $279.1 million and net premiums earned were $280.7 million.

• GAAP combined ratio was 122.6%.

• Net investment income was $48.0 million.

Results for the quarter ended September 30, 2008 compared to the quarter ended September 30, 2007 were summarized as follows:

• Net loss of  $45.3 million compared to net income of $91.3 million.

· Net premiums written decreased $13.0 million (or 4.4%) and net premiums earned decreased $9.6 million (or 3.3%).
• GAAP combined ratio increased 41.3 percentage points.

• Net investment income decreased $6.2 million (or 11.5%).

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the quarter ended September 30, 2008 were $167.1 million, $106.8 million and $5.2 million, respectively, representing 59.9%, 38.3% and 1.8%, respectively, of the total net premiums written. Combined ratios for these segments were 144.3%, 96.7% and 102.8%, respectively, for the quarter. Compared to the quarter ended September 30, 2007, net premiums written increased by $24.6 million (or 17.2%) in the Property and Marine segment and decreased $34.4 million (or 24.4%) and $3.2 million (or 38.1%) in the Casualty and Finite Risk segments, respectively.

Results for the nine months ended September 30, 2008 were summarized as follows:

• Net income was $162.2 million, or $2.83 per diluted common share.

• Net premiums written were $800.3 million and net premiums earned were $840.6 million.

• GAAP combined ratio was 90.1%.

• Net investment income was $144.0 million.

Results for the nine months ended September 30, 2008 compared to the nine months ended September 30, 2007 were summarized as follows:

• Net income decreased $92.6 million (or 36.3%).

·Net premiums written decreased $78.5 million (or 8.9%) and net premiums earned decreased $30.5 million (or 3.5%).

• GAAP combined ratio increased 7.1 percentage points.

• Net investment income decreased $16.7 million (or 10.4%).

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the nine months ended September 30, 2008 were $454.5 million, $335.3 million, and $10.4 million, respectively, representing 56.8%, 41.9% and 1.3%, respectively, of the total net premiums written.  Combined ratios for these segments were 84.7%, 96.1% and 104.4%, respectively, for the nine months ended September 30, 2008.  Compared to the nine months ended September 30, 2007, net premiums written increased $55.1 million (or 13.8%) in the Property and Marine segment and decreased $120.7 million (or 26.5%) and $13.0 million (or 55.4%) in the Casualty and Finite Risk segments, respectively.

Total assets were $4.91 billion as of September 30, 2008, a decrease of $173.4 million (or 3.4%) from $5.08 billion as of December 31, 2007.  The decrease in total assets reflects an increase of $156.2 million in the unrealized loss on fixed maturity securities to $183.0 million as of September 30, 2008. Cash, cash equivalents and fixed maturity investments were $4.26 billion as of September 30, 2008, a decrease of $202.8 million (or 4.6%) from December 31, 2007.

Shareholders’ equity was $1.77 billion as of September 30, 2008, a decrease of $226.0 million (or 11.3%) from December 31, 2007.  Book value per common share was $33.64 as of September 30, 2008 based on 47.7 million common shares outstanding, a decrease of $0.40 (or 1.2%) from $34.04 as of December 31, 2007 based on 53.8 million common shares outstanding.

Financial Supplement
Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement).  The financial supplement provides additional detail regarding the financial performance of Platinum and its business segments.

Teleconference
Platinum will host a teleconference to discuss its financial results on Wednesday, October 22, 2008 at 8:00 a.m. Eastern time.  The call may be accessed by dialing 888-812-8569 (US callers) or 913-312-1382 (international callers), or in a listen-only mode via the Investor Relations section of Platinum’s website at www.platinumre.com.  Those who intend to participate in the teleconference should register at least ten minutes in advance to ensure access to the call.

The teleconference will be recorded and a replay will be available from 11:00 a.m. Eastern time on Wednesday, October 22, 2008 until midnight Eastern time on Wednesday, October 29, 2008.  To access the replay by telephone, dial 888-203-1112 (US callers) or 719-457-0820 (international callers) and specify passcode 4379337. The teleconference will also be archived on the Investor Relations section of Platinum’s website at www.platinumre.com for the same period of time.

Non-GAAP Financial Measures
In presenting the Company's results, management has included and discussed certain schedules containing financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including segment underwriting income (or loss) and related underwriting ratios are referred to as non-GAAP. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures, which are used to monitor the results of operations, allow for a more complete understanding of the underlying business. These measures should not be viewed as a substitute for those determined in accordance with GAAP. A reconciliation of such measures to the most comparable GAAP figures such as income before income tax expense and total shareholders’ equity is presented in the attached financial information in accordance with Regulation G.

About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis.  Platinum operates through its principal subsidiaries in Bermuda and the United States.  The Company has a financial strength rating of A (Excellent) from A.M. Best Company, Inc.  For further information, please visit Platinum’s website at www.platinumre.com.

Safe Harbor Statement Regarding Forwarding-Looking Statements
Management believes certain statements in this press release may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "may," "should," "estimate," "expect," "anticipate," "intend," "believe," "predict," "potential," or words of similar import.  Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and risks, many of which are subject to change.  These uncertainties and risks include, but are not limited to, conducting operations in a competitive environment; our ability to maintain our A.M. Best Company, Inc. rating; significant weather-related or other natural or man-made disasters over which the Company has no control; the effectiveness of our loss limitation methods and pricing models; the adequacy of the Company's liability for unpaid losses and loss adjustment expenses; the availability of retrocessional reinsurance on acceptable terms; our ability to maintain our business relationships with reinsurance brokers; general political and economic conditions, including the effects of civil unrest, acts of terrorism, war or a prolonged U.S. or global economic downturn or recession; the cyclicality of the property and casualty reinsurance business; market volatility and interest rate and currency exchange rate fluctuation; tax, regulatory or legal restrictions or limitations applicable to the Company or the property and casualty reinsurance business generally; and changes in the Company's plans, strategies, objectives, expectations or intentions, which may happen at any time at the Company's discretion.  As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company.  Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation  to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.

Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Balance Sheets
As of September 30, 2008 and December 31, 2007
(amounts in thousands, except per share amounts)

	September 30, 2008	December 31, 2007
	(Unaudited)
Assets
Investments	$3,562,033	$3,371,348
Cash, cash equivalents and short-term investments	696,660	1,090,155
Reinsurance premiums receivable	295,914	244,360
Accrued investment income	30,932	34,696
Reinsurance balances (prepaid and recoverable)	27,131	37,348
Deferred acquisition costs	58,731	70,508
Funds held by ceding companies	146,470	165,604
Other assets	87,502	64,731
Total assets	$4,905,373	$5,078,750

Liabilities
Unpaid losses and loss adjustment expenses	$2,460,185	$2,361,038
Unearned premiums	261,979	298,498
Debt obligations	250,000	250,000
Commissions payable	122,699	100,204
Other liabilities	38,118	70,633
Total liabilities	3,132,981	3,080,373

Total shareholders' equity	1,772,392	1,998,377

Total liabilities and shareholders' equity	$4,905,373	$5,078,750

Book value per common share (a)	$33.64	$34.04

(a) Book value per common share is determined by dividing shareholders' equity, excluding capital attributable to preferred shares, by actual common shares outstanding including unvested restricted common shares.  Unvested restricted common shares were as follows: September 30, 2008 - 276,026; December 31, 2007 - 55,910

Platinum Underwriters Holdings, Ltd.
Consolidated Statements of Operations and Comprehensive Income (Unaudited)
For the Three and Nine Months Ended September 30, 2008 and 2007
(amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007

Revenue
Net premiums earned	$280,725	290,310	840,558	$871,076
Net investment income	48,043	54,283	144,037	160,666
Net realized losses on investments	(18,214)	(864)	(18,353)	(2,521)
Other expense	(1,686)	(659)	(5,892)	(3,645)
Total revenue	308,868	343,070	960,350	1,025,576

Expenses
Net losses and LAE	270,863	163,923	524,458	510,267
Net acquisition expenses	56,320	51,445	182,999	156,392
Other underwriting expenses	16,777	20,757	49,469	56,153
Corporate expenses	4,376	7,404	18,474	21,322
Net foreign currency exchange (gains) losses	6,134	(1,429)	3,263	(2,887)
Interest expense	4,752	5,457	14,253	16,368
Total expenses	359,222	247,557	792,916	757,615

Income (loss) before income tax expense (benefit)	(50,354)	95,513	167,434	267,961

Income tax expense (benefit)	(5,014)	4,210	5,246	13,175

Net income (loss)	(45,340)	91,303	162,188	254,786

Preferred dividends	2,602	2,602	7,806	7,806

Net income (loss) attributable to common shareholders	$(47,942)	88,701	154,382	$246,980

Basic
Weighted average common shares outstanding	48,260	58,946	49,606	59,572
Basic earnings (loss) per common share	$(0.99)	1.50	3.11	$4.15

Diluted
Adjusted weighted average common shares outstanding	48,260	66,710	57,276	67,294
Diluted earnings (loss) per common share	$(0.99)	1.37	2.83	$3.79

Comprehensive income (loss)
Net income (loss)	$(45,340)	91,303	162,188	$254,786
Other comprehensive income (loss), net of deferred taxes	(102,921)	23,719	(145,918)	178
Comprehensive income (loss)	$(148,261)	115,022	16,270	$254,964

Platinum Underwriters Holdings, Ltd.
Segment Reporting
For the Three Months Ended September 30, 2008 and 2007
($ in thousands)

Three Months Ended September 30, 2008 (Unaudited)
Segment underwriting results	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	$167,136	106,826	5,180	$279,142

Net premiums earned	151,763	124,319	4,643	280,725

Net losses and LAE	183,759	86,057	1,047	270,863
Net acquisition expenses	23,691	29,191	3,438	56,320
Other underwriting expenses	11,543	4,948	286	16,777
Total underwriting expenses	218,993	120,196	4,771	343,960

Segment underwriting income (loss)	$(67,230)	4,123	(128)	(63,235)

Net investment income				48,043
Net realized losses on investments				(18,214)
Net foreign currency exchange losses				(6,134)
Other expense				(1,686)
Corporate expenses not allocated to segments				(4,376)
Interest expense				(4,752)

Loss before income tax benefit				$(50,354)

GAAP underwriting ratios:
Loss and LAE	121.1%	69.2%	22.6%	96.5%
Acquisition expense	15.6%	23.5%	74.0%	20.1%
Other underwriting expense	7.6%	4.0%	6.2%	6.0%
Combined	144.3%	96.7%	102.8%	122.6%

Three Months Ended September 30, 2007 (Unaudited)
Segment underwriting results

Net premiums written	$142,549	141,214	8,369	$292,132

Net premiums earned	128,380	153,938	7,992	290,310

Net losses and LAE	43,396	110,365	10,162	163,923
Net acquisition expenses	18,549	33,403	(507)	51,445
Other underwriting expenses	12,086	8,304	367	20,757
Total underwriting expenses	74,031	152,072	10,022	236,125

Segment underwriting income (loss)	$54,349	1,866	(2,030)	54,185

Net investment income				54,283
Net realized losses on investments				(864)
Net foreign currency exchange gains				1,429
Other expense				(659)
Corporate expenses not allocated to segments				(7,404)
Interest expense				(5,457)

Income before income tax expense				$95,513

GAAP underwriting ratios:
Loss and LAE	33.8%	71.7%	127.2%	56.5%
Acquisition expense	14.4%	21.7%	(6.3%)	17.7%
Other underwriting expense	9.4%	5.4%	4.6%	7.1%
Combined	57.6%	98.8%	125.5%	81.3%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.

Platinum Underwriters Holdings, Ltd.
Segment Reporting
For the Nine Months Ended September 30, 2008 and 2007
($ in thousands)

Nine Months Ended September 30, 2008 (Unaudited)
Segment underwriting results	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	$454,541	335,295	10,437	$800,273

Net premiums earned	446,869	385,059	8,630	840,558

Net losses and LAE	279,165	252,233	(6,940)	524,458
Net acquisition expenses	69,119	98,893	14,987	182,999
Other underwriting expenses	29,774	18,734	961	49,469
Total underwriting expenses	378,058	369,860	9,008	756,926

Segment underwriting income (loss)	$68,811	15,199	(378)	83,632

Net investment income				144,037
Net realized losses on investments				(18,353)
Net foreign currency exchange losses				(3,263)
Other expense				(5,892)
Corporate expenses not allocated to segments				(18,474)
Interest expense				(14,253)

Income before income tax expense				$167,434

GAAP underwriting ratios:
Loss and LAE	62.5%	65.5%	(80.4%)	62.4%
Acquisition expense	15.5%	25.7%	173.7%	21.8%
Other underwriting expense	6.7%	4.9%	11.1%	5.9%
Combined	84.7%	96.1%	104.4%	90.1%

Nine Months Ended September 30, 2007 (Unaudited)
Segment underwriting results

Net premiums written	$399,429	455,945	23,398	$878,772

Net premiums earned	373,226	471,802	26,048	871,076

Net losses and LAE	149,265	340,740	20,262	510,267
Net acquisition expenses	50,748	105,499	145	156,392
Other underwriting expenses	32,696	21,463	1,994	56,153
Total underwriting expenses	232,709	467,702	22,401	722,812

Segment underwriting income	$140,517	4,100	3,647	148,264

Net investment income				160,666
Net realized losses on investments				(2,521)
Net foreign currency exchange gains				2,887
Other expense				(3,645)
Corporate expenses not allocated to segments				(21,322)
Interest expense				(16,368)

Income before income tax expense				$267,961

GAAP underwriting ratios:
Loss and LAE	40.0%	72.2%	77.8%	58.6%
Acquisition expense	13.6%	22.4%	0.6%	18.0%
Other underwriting expense	8.8%	4.5%	7.7%	6.4%
Combined	62.4%	99.1%	86.1%	83.0%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.